                                                                    EXHIBIT 32.1

                                WRITTEN STATEMENT
  OF THE PRESIDENT AND CHIEF EXECUTIVE OFFICER AND THE CHIEF FINANCIAL OFFICER
                           PURSUANT TO 18 U.S.C. 1350

Solely for the purpose of complying with 18 U.S.C. 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned President and Chief Executive Officer and the Chief Financial Officer of Noble International Ltd. (the "Company"), hereby certify that to the best of our knowledge the Annual Report of the Company on Form 10-K for the year ended December 31, 2004 fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                    By:          /s/ Christopher L. Morin
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                    Name: Christopher L. Morin
                    Title: President and Chief Executive Officer (Principal Executive Officer) of Noble International, Ltd.

                    By:        /s/ Jay J. Hansen
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                    Name: Jay J. Hansen
                    Title: Chief Financial Officer (Principal Financial Officer) of Noble International, Ltd.